EXHIBIT 99.01

News Release Andrea Prochniak, Investors 212.756.4542 Andrea.Prochniak@alliancebernstein.com	Jonathan Freedman, Media 212.823.2687 Jonathan.Freedman@alliancebernstein.com

ALLIANCEBERNSTEIN HOLDING L.P. ANNOUNCES FIRST QUARTER RESULTS
GAAP Diluted Net Income of $0.38 per Unit
Adjusted Diluted Net Income of $0.39 per Unit
Cash Distribution of $0.39 per Unit

New York, NY, April 30, 2014 – AllianceBernstein L.P. (“AllianceBernstein”) and AllianceBernstein Holding L.P. (“AllianceBernstein Holding”) (NYSE: AB) today reported financial and operating results for the first quarter ended March 31, 2014.

“We began the new year with another quarter of continued progress in executing our long-term strategy to better deliver for our clients by improving our investment performance, expanding the breadth and depth of our offering, extending our global reach and strengthening our financials,” said Peter S. Kraus, Chairman and Chief Executive Officer.

Financial Results	1Q 2014	4Q 2013	1Q 2014 vs 4Q 2013	1Q 2013	1Q 2014 vs 1Q 2013
($ millions except per Unit amounts)

AllianceBernstein L.P.

GAAP basis:

Net Revenues	$715	$766	(7%)	$709	1%

Operating Income	$130	$195	(33%)	$124	5%

Operating Margin, excl. non-controlling interests	17.9%	25.0%		17.7%

Adjusted basis: (1)

Net Revenues (2)	$598	$638	(6%)	$577	4%

Operating Income (3)	$131	$185	(29%)	$126	4%

Operating Margin	21.9%	29.0%		21.9%

AllianceBernstein Holding L.P.

GAAP Diluted Net Income per Unit	$0.38	$0.62	(39%)	$0.38	0%

Adjusted Diluted Net Income per Unit (1)	$0.39	$0.60	(35%)	$0.38	3%

Distribution per Unit	$0.39	$0.60	(35%)	$0.38	3%

(1) See pages 9-10 for reconciliations of GAAP Financial Results to Adjusted Financial Results.

(2) Adjusted net revenues exclude investment gains and losses and dividends and interest on long-term incentive compensation-related investments and 90% of the investment gains and losses of our consolidated venture capital fund attributable to non-controlling interests. In addition, adjusted net revenues offset distribution-related payments to third parties as well as amortization of deferred sales commissions against distribution revenues. They also exclude certain revenues that are reimbursements of pass-through expenses (primarily through our transfer agency).

(3) Adjusted operating income represents operating income on a GAAP basis excluding (1) the impact on net revenues and compensation expense of the mark-to-market gains and losses (as well as the dividends and interest) associated with employee long-term incentive compensation-related investments), (2) real estate charges, (3) acquisition-related expenses, (4) adjustments to contingent payment arrangements and (5) the net income or loss of consolidated entities attributable to non-controlling interests.

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Kraus continued: “In sometimes volatile markets, we maintained our long-term performance premiums in fixed income, where 82% of our assets were in strategies that outperformed for the three-year period through end-March; and made further progress in equities, where nearly two-thirds of assets outperformed for the one-year period. In every channel, we’re providing our clients with timely and relevant investment solutions – and they’re responding. In Institutional, although funding activity was subdued in the quarter, our RFP volume was up 40% compared to the same period last year, across an array of services, and we grew our Institutional pipeline by $2 billion, to finish at $7.6 billion. Translated into annualized fees, this is the highest our pipeline has been in several years. In Retail, gross sales rose 28% sequentially, driven by higher sales in Asia, the US and Latin America and in every major asset class. US Retail had an outstanding quarter, with our highest gross sales since the second quarter of 2008 and our best net inflows since 2007’s fourth quarter. We earned 10-year Lipper performance awards in the US for our High Income, Global Bond and Massachusetts Muni funds, and crossed the $1 billion mark for our US Select Long/Short fund within 14 months of launch. In Asia ex-Japan, our flagship Global High Yield and American Income funds were top-quartile performers during the quarter, and we raised $400 million in the launches of our new Multi Asset and Fixed Income Fund-of-Funds in Taiwan. Meanwhile, our private clients have appreciated the innovations we’ve made to our integrated solutions approach, and the value we add in financial and tax planning, asset allocation advice and discretionary investment management. They’ve also responded well to the flexible solutions we’ve introduced recently, like the European Opportunities and AB Securitized Assets funds, where clients have invested more than $600 million since launch, as well as ventures that target opportunities in real estate private equity, frontier markets and the financial services sector. Private Client net flows were positive for the quarter for the first time in six years. On the sell side, we enjoyed our third consecutive quarter of revenue growth, fueled by higher global client activity, particularly in Europe. In a business where very few franchises are capable of offering clients truly integrated global research insights, we have a sustainable edge. Finally, we remain committed to strict expense discipline. The sequential decline in our first quarter financial results was caused by two factors: an expected seasonal decline in performance fees and a return to our usual rate of compensation accrual. During the quarter, even as we continued to invest in new talent and business initiatives, we kept our year-over-year adjusted expense increase in line with the increase in adjusted revenues.”

Kraus concluded: “Looking ahead, I’m excited by the opportunities we see across our business and around the world to enhance the value we provide our clients. Our vision is clear, our momentum is unmistakable, and I’m confident in our ability to keep moving forward from here.”

The firm’s cash distribution per unit of $0.39 is payable on May 22, 2014, to holders of record of AllianceBernstein Holding Units at the close of business on May 12, 2014.

Market Performance

Global equity and fixed income markets were both higher in the first quarter of 2014. The S&P 500 returned 1.8% and the MSCI World Index’s total return was 1.4%. The Barclays US Aggregate Index returned 1.8% in the first quarter and the Barclays Global Aggregate Index’s total return was 2.4%.

Assets Under Management ($ Billions)

Total assets under management as of March 31, 2014 were $454.1 billion, up $3.7 billion, or 0.8%, from December 31, 2013, and up $10.9 billion, or 2.4%, from March 31, 2013.

	Institutions	Retail	Private Client	Total
Assets Under Management 3/31/14	$226.4	$155.0	$72.7	$454.1
Net Flows for Three Months Ended 3/31/14	$(3.8)	$(1.1)	$0.5	$(4.4)

Total net outflows were $4.4 billion compared to the prior quarter’s $10.3 billion in net outflows and the prior-year period’s net inflows of $2.6 billion.

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Net outflows from the Institutions channel were $3.8 billion, compared to net outflows of $5.6 billion in the fourth quarter of 2013. Institutions gross sales decreased 49% sequentially, to $2.8 billion, from the prior quarter’s $5.5 billion. The pipeline of awarded but unfunded Institutional mandates increased sequentially from $5.6 billion to $7.6 billion at March 31, 2014, as diverse new additions exceeded fundings and revisions during the quarter.

The Retail channel experienced first quarter 2014 net outflows of $1.1 billion, compared to the prior quarter’s $3.9 billion in net outflows. Retail gross sales of $9.9 billion increased 28% sequentially from the fourth quarter’s $7.8 billion, with notable strength in the US and Asia ex Japan.

In the Private Client channel, first quarter net inflows of $0.5 billion compare to $0.8 billion of net outflows in the previous quarter. Private Client gross sales increased 45% sequentially to $2.2 billion from the prior quarter’s $1.5 billion.

First Quarter Financial Results

Revenues:

Net revenues of $715 million were up 1% compared to the first quarter of 2013. Higher Bernstein Research Services revenues and base fees were largely offset by lower distribution revenues from non-US retail products and lower investment gains. Sequentially, net revenues decreased 7%, driven by lower performance-based fees, investment gains and distribution revenues from non-US retail products, partially offset by higher Bernstein Research Services revenues. Bernstein Research Services revenues increased 12% from the first quarter of 2013 and 9% from the fourth quarter of 2013 due to higher trading activity in the US, Europe and Asia.

Adjusted net revenues of $598 million were up 4% compared to the first quarter of 2013, driven by higher Bernstein Research Services revenues and base fees, partially offset by current quarter investment losses compared to investment gains in the prior-year period. Sequentially, adjusted net revenues were down 6% as a result of lower performance-based fees and investment losses compared to the prior quarter’s investment gains, partially offset by higher Bernstein Research Services revenues. Base fees were basically flat.

Expenses:

Operating expenses were $585 million for the first quarter, flat year-over-year, as lower promotion and servicing expense was offset by higher employee compensation and benefits and general and administrative (“G&A”) expenses. Promotion and servicing expense declined from the prior-year period due primarily to lower distribution plan payments in non-US retail markets and amortization of deferred sales commissions, partly offset by higher marketing expense. Employee compensation and benefits expense in the first quarter of 2014 increased compared to the prior-year period as a result of higher base and incentive compensation, partially offset by lower commissions. Within G&A, occupancy expense and portfolio services fees were higher compared to the prior-year period. The Company recorded a $1.9 million non-cash real estate charge during the first quarter of 2014 as part of its ongoing global real estate consolidation plan, compared to a $0.6 million non-cash real estate charge in the first quarter of 2013.

On a sequential basis, operating expenses were up 2% as higher employee compensation & benefit expense and a contingent payment arrangement adjustment in the fourth quarter of 2013 were partially offset by lower promotion and servicing and G&A expenses. Employee compensation and benefits expense increased due to higher commissions, partially offset by lower base compensation. Within G&A, the decrease was driven by lower professional fees and portfolio services expense. Promotion and servicing expense decreased sequentially as a result of lower distribution plan payments in non-US retail markets and travel and entertainment, partially offset by higher marketing and trade execution expenses. The Company’s $1.9 million non-cash real estate charge in the current quarter compared to a $1.7 million non-cash real estate charge in the fourth quarter of 2013. Also, in the fourth quarter of 2013, the Company recorded a $10.8 million credit to operating expenses reflecting an adjustment to the estimate of the contingent payment arrangements related to the acquisition of Sun America’s alternative investment group.

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Adjusted operating expenses were $467 million for the first quarter, up 4% compared to the prior-year period, driven by higher total compensation and benefits and promotion and servicing expenses. The year-over-year increase in total compensation and benefits expense was a result of higher base and incentive compensation, partially offset by lower commissions. The increase in promotion and servicing expense was due primarily to higher marketing and travel and entertainment expenses.

Sequentially, adjusted operating expenses were up 3%, primarily driven by higher compensation and benefits and promotion and servicing expenses. The sequential increase in total compensation and benefits was driven by higher commissions and incentive compensation, partially offset by lower base compensation. The sequential increase in promotion and servicing expense resulted from higher marketing and trade execution expenses, partially offset by lower travel and entertainment expense.

Operating income and margin:

The Company reported operating income of $130 million for the first quarter of 2014, compared to $124 million for the first quarter of 2013 and $195 million in the fourth quarter of 2013.

Adjusted operating income of $131 million increased 4% from the first quarter of 2013, and the adjusted operating margin was flat at 21.9%. On a sequential basis, adjusted operating income decreased 29% from $185 million, and the adjusted operating margin decreased from 29.0%.

Net income per Unit:

Diluted net income per Unit for the first quarter of 2014 was $0.38 compared to $0.38 for the first quarter of 2013 and $0.62 for the fourth quarter of 2013.

Adjusted diluted net income per Unit was $0.39 compared to $0.38 in the first quarter of 2013 and $0.60 in the fourth quarter of 2013.

Acquisitions

On January 20, 2014, AllianceBernstein signed a share purchase agreement with Formuepleje A/S, Fondsmaeglerselskab and certain individual shareholders to acquire CPH Capital Fondsmaeglerselskab A/S, a Danish asset management firm that currently manages approximately $3 billion in global core equity assets for institutional investors. This acquisition requires approval from the Danish Financial Services Authority and we anticipate closing this acquisition during the second quarter of 2014. This acquisition is not expected to have a significant impact on 2014 revenues and earnings.

Unit Repurchases

AllianceBernstein engages in open-market purchases of Holding Units to help fund anticipated obligations under its incentive compensation award program and for other corporate purposes under a plan pursuant to Rule 10b5-1 under the Securities Exchange Act of 1934, as amended. The amount of Holding Units AllianceBernstein buys each quarter is subject to SEC regulations, the terms of the 10b5-1 plan and the trading volume of Holding Units on the New York Stock Exchange. In addition, AllianceBernstein purchases Holding Units from employees to allow them to fulfill statutory tax requirements at the time of distribution of long-term incentive compensation awards. During the first quarter of 2014, AllianceBernstein purchased 0.2 million Holding Units for $3.7 million from employees to allow them to fulfill statutory tax withholding requirements at the time of distribution of long-term incentive compensation awards, offset by Holding Units purchased by employees as part of a distribution reinvestment election. No open market purchases of Holding Units were executed under the 10b5-1 plan in existence during the first quarter of 2014.

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First Quarter 2014 Earnings Conference Call Information

Management will review first quarter 2014 financial and operating results during a conference call beginning at 8:00 a.m. (ET) on Wednesday, April 30, 2014. The conference call will be hosted by Peter S. Kraus, Chairman and Chief Executive Officer, and John C. Weisenseel, Chief Financial Officer.

Parties may access the conference call by either webcast or telephone:

1. To listen by webcast, please visit AllianceBernstein’s Investor Relations website at http://ir.alliancebernstein.com/investorrelations at least 15 minutes prior to the call to download and install any necessary audio software.

2. To listen by telephone, please dial (866) 556-2265 in the U.S. or (973) 935-8521 outside the U.S. 10 minutes before the scheduled start time. The conference ID# is 20024139.

The presentation that will be reviewed during the conference call will be available on AllianceBernstein’s Investor Relations website shortly after the release of first quarter 2014 financial and operating results on April 30, 2014.

AllianceBernstein will be providing live updates via Twitter during the conference call. To access the tweets, follow AllianceBernstein on Twitter: @AllianceBernstn. Also, in the future, AllianceBernstein may provide public disclosures to investors via Twitter and other appropriate internet-based social media.

A replay of the webcast will be made available beginning approximately one hour after the conclusion of the conference call and will be available on AllianceBernstein’s website for one week. An audio replay of the conference call will also be available for one week. To access the audio replay, please call (855) 859-2056 in the U.S., or (404) 537-3406 outside the U.S., and provide the conference ID #: 20024139.

Cautions Regarding Forward-Looking Statements

Certain statements provided by management in this news release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks, uncertainties, and other factors that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. The most significant of these factors include, but are not limited to, the following: the performance of financial markets, the investment performance of sponsored investment products and separately-managed accounts, general economic conditions, industry trends, future acquisitions, competitive conditions, and current and proposed government regulations, including changes in tax regulations and rates and the manner in which the earnings of publicly-traded partnerships are taxed. AllianceBernstein cautions readers to carefully consider such factors. Further, such forward-looking statements speak only as of the date on which such statements are made; AllianceBernstein undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements. For further information regarding these forward-looking statements and the factors that could cause actual results to differ, see “Risk Factors” and “Cautions Regarding Forward-Looking Statements” in AllianceBernstein’s Form 10-K for the year ended December 31, 2013 and Form 10-Q for the quarter ended March 31, 2014. Any or all of the forward-looking statements made in this news release, Form 10-K, Form 10-Q, other documents AllianceBernstein files with or furnishes to the SEC, and any other public statements issued by AllianceBernstein, may turn out to be wrong. It is important to remember that other factors besides those listed in “Risk Factors” and “Cautions Regarding Forward-Looking Statements”, and those listed below, could also adversely affect AllianceBernstein’s financial condition, results of operations and business prospects.

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The forward-looking statements referred to in the preceding paragraph include statements regarding:

•	The possibility that AllianceBernstein will engage in open market purchases of Holding Units to help fund anticipated obligations under our incentive compensation award program: The number of Holding Units AllianceBernstein may decide to buy in future periods, if any, to help fund incentive compensation awards is dependent upon various factors, some of which are beyond our control, including the fluctuation in the price of a Holding Unit and the availability of cash to make these purchases.

•	The pipeline of new institutional mandates not yet funded: Before they are funded, institutional mandates do not represent legally binding commitments to fund and, accordingly, the possibility exists that not all mandates will be funded in the amounts and at the times currently anticipated.

Qualified Tax Notice

This announcement is intended to be a qualified notice under Treasury Regulation §1.1446-4(b). Please note that 100% of AllianceBernstein Holding’s distributions to foreign investors is attributable to income that is effectively connected with a United States trade or business. Accordingly, AllianceBernstein Holding’s distributions to foreign investors are subject to federal income tax withholding at the highest applicable tax rate, currently 39.6%.

About AllianceBernstein

AllianceBernstein is a leading global investment management firm that offers high-quality research and diversified investment services to institutional investors, individuals and private clients in major world markets. At March 31, 2014, AllianceBernstein Holding L.P. owned approximately 35.8% of the issued and outstanding AllianceBernstein Units and AXA, one of the largest global financial services organizations, owned an approximate 63.6% economic interest in AllianceBernstein.

Additional information about AllianceBernstein may be found on our website, www.alliancebernstein.com.

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AllianceBernstein L.P. (The Operating Partnership)
SUMMARY CONSOLIDATED STATEMENTS OF INCOME  | March 31, 2014

	Three Months Ended
$ thousands, unaudited	3/31/14	12/31/13	3/31/13
Revenues:
Base fees	$452,039	$452,601	$440,357
Performance fees	2,845	44,353	3,480
Bernstein research services	123,009	113,272	109,685
Distribution revenues	106,186	111,936	118,745
Dividend and interest income	4,101	6,563	4,446
Investment gains (losses)	559	11,577	6,951
Other revenues	26,680	26,031	26,300
Total revenues	715,419	766,333	709,964
Less: Interest expense	801	761	842
Net revenues	714,618	765,572	709,122
Expenses:
Employee compensation & benefits	307,033	301,762	301,235
Promotion & servicing
Distribution-related payments	97,270	101,166	109,280
Amortization of deferred sales commissions	8,957	9,516	11,074
Other	55,017	52,728	50,992
General & administrative
General & administrative	107,487	109,036	105,118
Real estate charge	1,942	1,726	638
Contingent payment arrangements	321	(10,686)	171
Interest on borrowings	781	574	983
Amortization of intangible assets	5,907	4,969	5,433
Total expenses	584,715	570,791	584,924

Operating income	129,903	194,781	124,198

Income taxes	11,365	8,841	11,167

Net income	118,538	185,940	113,031

Net income (loss) of consolidated entities attributable to non-controlling interests	1,813	3,442	(1,485)
Net Income Attributable to AllianceBernstein Unitholders	$116,725	$182,498	$114,516

Operating margin(1)	17.9%	25.0%	17.7%

(1) Operating income excluding net income (loss) attributable to non-controlling interests as a percentage of net revenues.

AllianceBernstein Holding L.P. (The Publicly-Traded Partnership)
SUMMARY STATEMENTS OF INCOME

	Three Months Ended
$ thousands except per Unit amounts, unaudited	3/31/14	12/31/13	3/31/13
Equity in Net Income Attributable to AllianceBernstein Unitholders	$41,371	$62,971	$42,997
Income Taxes	5,212	5,499	4,766
Net Income	$36,159	$57,472	38,231

Additional Equity in Earnings of Operating Partnership (1)	296	381	243
Net Income - Diluted	$36,455	$57,853	$38,474
Diluted Net Income per Unit	$0.38	$0.62	$0.38
Distribution per Unit	$0.39	$0.60	$0.38

(1) To reflect higher ownership in the Operating Partnership resulting from application of the treasury stock method to outstanding options.

AllianceBernstein L.P. and AllianceBernstein Holding L.P.
UNITS OUTSTANDING AND WEIGHTED AVERAGE UNITS OUTSTANDING

	Period End	Weighted Average Units Three Months Ended 3/31/14
	Units	Basic	Diluted
AllianceBernstein L.P.	268,573,402	268,458,425	269,535,760
AllianceBernstein Holding L.P.	96,237,982	96,113,922	97,191,257

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AllianceBernstein L.P.
ASSETS UNDER MANAGEMENT  |  March 31, 2014
($ billions)

Ending and Average	Three Months Ended
	3/31/14	3/31/13
Ending Assets Under Management	$454.1	$443.2
Average Assets Under Management	$452.0	$436.7

Three-Month Changes By Distribution Channel
	Institutions	Retail	Private Client	Total
Beginning of Period	$226.0	$153.0	$71.4	$450.4
Sales/New accounts	2.8	9.9	2.2	14.9
Redemptions/Terminations	(3.3)	(9.8)	(1.6)	(14.7)
Net Cash Flows	(3.3)	(1.2)	(0.1)	(4.6)
Net Flows	(3.8)	(1.1)	0.5	(4.4)
Transfers	(0.1)	-	0.1	-
Investment Performance	4.3	3.1	0.7	8.1
End of Period	$226.4	$155.0	$72.7	$454.1

Three-Month Changes By Investment Service
	Equity Active	Equity Passive (1)	Fixed Income Taxable	Fixed Income Tax-Exempt	Fixed Income Passive (1)	Other (2)	Total
Beginning of Period	$107.8	$49.3	$211.0	$28.7	$9.3	$44.3	$450.4
Sales/New accounts	4.2	0.1	7.3	1.4	0.2	1.7	14.9
Redemptions/Terminations	(3.6)	(0.2)	(7.5)	(0.8)	(0.2)	(2.4)	(14.7)
Net Cash Flows	(0.7)	(1.7)	(2.3)	0.1	(0.5)	0.5	(4.6)
Net Flows	(0.1)	(1.8)	(2.5)	0.7	(0.5)	(0.2)	(4.4)
Investment Performance	0.9	0.7	4.9	0.6	0.3	0.7	8.1
End of Period	$108.6	$48.2	$213.4	$30.0	$9.1	$44.8	$454.1

(1) Includes index and enhanced index services.
(2)Includes multi-asset solutions and services, and certain alternative investments.

By Client Domicile
	Institutions	Retail	Private Client	Total
U.S. Clients	$128.9	$95.0	$70.9	$294.8
Non-U.S. Clients	97.5	60.0	1.8	159.3
Total	$226.4	$155.0	$72.7	$454.1

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AllianceBernstein L.P.
RECONCILIATION OF GAAP FINANCIAL RESULTS TO ADJUSTED FINANCIAL RESULTS

	Three Months Ended
$ thousands, unaudited	3/31/14	12/31/13	9/30/13	6/30/13	3/31/13	12/31/12

Net Revenues, GAAP basis	$714,618	$765,572	$706,078	$734,275	$709,122	$704,607
Exclude:
Long-term incentive compensation-related investment (gains) losses	(1,297)	(4,711)	(5,284)	(818)	(6,029)	(2,385)
Long-term incentive compensation-related dividends and interest	(179)	(1,882)	(210)	(196)	(269)	(1,222)
90% of consolidated venture capital fund investment (gains) losses	(2,006)	(3,640)	(1,588)	(6,602)	1,220	2,027
Distribution-related payments	(97,270)	(101,166)	(101,368)	(111,386)	(109,280)	(106,322)
Amortization of deferred sales commissions	(8,957)	(9,516)	(10,363)	(10,325)	(11,074)	(11,167)
Pass-through fees & expenses	(7,331)	(6,993)	(7,509)	(7,022)	(6,868)	(7,737)
Adjusted Net Revenues	$597,578	$637,664	$579,756	$597,926	$576,822	$577,801

Operating Income, GAAP basis	$129,903	$194,781	$108,618	$136,654	$124,198	$78,194
Exclude:
Long-term incentive compensation-related items	89	(665)	(92)	322	29	(570)
Real estate charges	1,942	1,726	24,125	1,935	638	38,896
Acquisition-related expenses	859	3,373	-	-	-	-
Contingent payment arrangements	-	(10,840)	-	-	-	-
Sub-total of non-GAAP adjustments	2,890	(6,406)	24,033	2,257	667	38,326
Less: Net income (loss) of consolidated entities attributable to non-controlling interests	(1,813)	3,442	1,413	6,376	(1,485)	(2,300)
Adjusted Operating Income	$130,980	$184,933	$131,238	$132,535	$126,350	$118,820

Operating Margin, GAAP basis excl. non-controlling interests	17.9%	25.0%	15.2%	17.7%	17.7%	11.4%

Adjusted Operating Margin	21.9%	29.0%	22.6%	22.2%	21.9%	20.6%

AllianceBernstein Holding L.P.
RECONCILIATION OF GAAP EPU TO ADJUSTED EPU

	Three Months Ended
$ thousands except per Unit amounts, unaudited	3/31/14	12/31/13	9/30/13	6/30/13	3/31/13	12/31/12
Net Income - Diluted, GAAP basis	$36,455	$57,853	$29,706	$40,617	$38,474	$26,192
Impact on net income of AllianceBernstein non-GAAP adjustments	1,008	(2,308)	7,919	840	214	13,573
Adjusted Net Income - Diluted	$37,463	$55,545	$37,625	$41,457	$38,688	$39,765

Diluted Net Income per Holding Unit, GAAP basis	$0.38	$0.62	$0.32	$0.40	$0.38	$0.26
Impact of AllianceBernstein non-GAAP adjustments	0.01	(0.02)	0.08	0.01	-	0.14
Adjusted Diluted Net Income per Holding Unit	$0.39	$0.60	$0.40	$0.41	$0.38	$0.40

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AllianceBernstein L.P.
Notes to Condensed Consolidated Statements of Income and Supplemental Information
(Unaudited)

Adjusted Net Revenues
Adjusted net revenues exclude investment gains and losses and dividends and interest on long-term incentive compensation-related investments, and 90% of the investment gains and losses of our consolidated venture capital fund attributable to non-controlling interests. In addition, adjusted net revenues offset distribution-related payments to third parties as well as amortization of deferred sales commissions against distribution revenues. We believe offsetting net revenues by distribution-related payments is useful for our investors and other users of our financial statements because such presentation appropriately reflects the nature of these costs as pass-through payments to third parties who perform functions on behalf of our sponsored mutual funds and/or shareholders of these funds. We offset amortization of deferred sales commissions against net revenues because such costs, over time, essentially offset our distribution revenues. We also exclude additional pass-through expenses we incur (primarily through our transfer agency) that are reimbursed and recorded as fees in revenues. These fees have no impact on operating income, but they do have an impact on our operating margin. As such, we exclude these fees from adjusted net revenues.

Adjusted Operating Income
Adjusted operating income represents operating income on a US GAAP basis excluding (1) the impact on net revenues and compensation expense of the mark-to-market gains and losses (as well as the dividends and interest) associated with employee long-term incentive compensation-related investments, (2) real estate charges, (3) acquisition-related expenses, (4) adjustments to contingent payment arrangements and (5) the net income or loss of consolidated entities attributable to non-controlling interests.

Prior to 2009, a large proportion of employee compensation was in the form of long-term incentive compensation awards that were notionally invested in AllianceBernstein investment services and generally vested over a period of four years. AllianceBernstein economically hedged the exposure to market movements by purchasing and holding these investments on its balance sheet. All such investments had vested by year-end 2012 and the investments have been distributed to the participants, except for those investments with respect to which the participant elected a long-term deferral. The investments’ appreciation or depreciation is recorded within investment gains and losses on the income statement, as well as increasing or decreasing compensation expense. Because this plan is economically hedged, management believes it is useful to reflect the offset achieved from hedging the investments’ market exposure in the calculation of adjusted operating income and adjusted operating margin. The non-GAAP measures exclude gains and losses and dividends and interest on long-term incentive compensation-related investments included in revenues and compensation expense.

Real estate charges have been excluded because they are not considered part of our core operating results when comparing financial results from period to period and to industry peers.

Acquisition-related expenses, primarily severance and professional fees incurred as a result of a fourth quarter 2013 acquisition and professional fees incurred as a result of a pending acquisition, have been excluded because they are not considered part of our core operating results when comparing results from period to period and to industry peers.

The recording of a change in estimate of the contingent consideration payable relating to contingent payment arrangements included in the acquisition of Sun America’s alternative investment group is not considered part of our core operating results and, accordingly, has been excluded.

Most of the net income or loss of consolidated entities attributable to non-controlling interests relates to the 90% limited partner interests held by third parties in our consolidated venture capital fund. We own a 10% limited partner interest in the fund. Because we are the general partner of the venture capital fund and are deemed to have a controlling interest, US GAAP requires us to consolidate the financial results of the fund. However, recognizing 100% of the gains or losses in operating income while only retaining 10% is not reflective of our underlying financial results at the operating income level. As a result, we are excluding the 90% limited partner interests we do not own from our adjusted operating income. Similarly, net income of joint ventures attributable to non-controlling interests, although not significant, is excluded because it does not reflect the economic interest attributable to AllianceBernstein.

Adjusted Operating Margin
Adjusted operating margin allows us to monitor our financial performance and efficiency from period to period without the volatility noted above in our discussion of adjusted operating income and to compare our performance to industry peers on a basis that better reflects our performance in our core business. Adjusted operating margin is derived by dividing adjusted operating income by adjusted net revenues.

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